UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2017

Medisun Precision Medicine Ltd.

(Exact Name of Registrant as Specified in Charter)

Marshall Islands	000-54907	46-2999657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Trust Company Complex, Ajeltake Road Majuro, Marshall Islands MH96960
(Address of Principal Executive Offices) (Zip Code) (929) 314-3718

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Certificate of Incorporation.

On May 25, 2017, Accurexa Inc. (the "Company") reincorporated and filed Articles of Incorporation (the "Articles of Incorporation") with the Registrar of Corporations of the Marshall Islands effecting a name change of the Company to Medisun Precision Medicine Ltd. and increase in the number of authorized shares of Common Stock to 100,000,000 shares (collectively, the "Corporate Actions").  The Corporate Actions and the Articles of Incorporation became effective on June 30, 2017, following compliance with notification requirements of the Financial Industry Regulatory Authority.

A copy of the Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated by reference herein.  The new CUSIP number for the Company's common stock is Y59514102.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The disclosures set forth in Item 5.03 above are incorporated by reference into this Item 5.07.

On May 15, 2017 (the "Record Date"), the Company obtained written consent by the holder of the majority of the voting power of the Company's capital stock approving the Corporate Actions.

Item 8.01  Other Events.

On June 29, 2017, the Financial Industry Regulatory Authority (FINRA) approved the Corporate Actions.   The Company's stock is quoted on the OTCQB under the ticker symbol ACXA, but beginning June 30, 2017, the Company's common stock began trading under the symbol MPME.

Item 7.01  Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or be otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.

Description

Exhibit 3.1

Certificate of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medisun Precision Medicine Ltd.
July 3, 2017	By: /s/ Sophia Yaqi Sun Sophia Yaqi Sun President and Chief Executive Officer